AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.	Security Purchased:  	 CMCSA 4.25%  01/15/2033

2.	Cusip Number:	20030NBH3

3.	Date of Purchase: 	1/8/2013

4.	Broker Name:       	Goldman Sachs
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised   by PNC Capital)

6.	Issuer:  Comcast Corporation

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $6,000,000              ______

9.	Aggregate principal amount
  of offering:     $1,700,000,000

10.	Purchase price (net of fees and expenses):   99.161

11.	Date offering commenced:   January 8, 2013

12.	Offering price at end of first day on which any sales
were made:   99.161

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied: Yes or No

 a. Does the account's governing
document(s) allow for this security to be purchased?
YES

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
____YES_

c. The securities were purchased prior to the end of the first full day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
_____YES__

d. The underwriting was a firm commitment underwriting?
_____YES_

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period?
____YES__

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of
predecessors).
______YES_
_

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by PNC
Capital Advisors, LLC did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (A) the principal amount of the class of securities being offered that were sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal amount of the class of securities being offered in any concurrent offering.
_____YES

h. No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase?
______YES_

      Portfolio Manager(s) (Name):
      ____Tim Compan____________________
     Date: __1/8/2013________________

Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______


Account Information (please list accounts below or attach a worksheet with the following information included):

Account
Qty/Par
ExecPrice

carm0009
525,000
99.161

carm0034
1,885,000
99.161

carm0fi7
90,000
99.161

cn000072
90,000
99.161

cn000240
25,000
99.161

cn000392
20,000
99.161

cn000440
30,000
99.161

cn000555
10,000
99.161

cn000813
25,000
99.161

cn001025
75,000
99.161

cn001083
10,000
99.161

cp000663
160,000
99.161

cp000664
40,000
99.161

cp000985
10,000
99.161

cp001040
190,000
99.161

cp001041
20,000
99.161

cp001246
5,000
99.161

cp001253
300,000
99.161

cp001388
50,000
99.161

cp001393
15,000
99.161

cp001394
30,000
99.161

cp001397
15,000
99.161

cp001406
15,000
99.161

cp002190
40,000
99.161

cp002520
15,000
99.161

cp003568
60,000
99.161

cp003569
15,000
99.161

cp003570
35,000
99.161

cp004150
50,000
99.161

cp004791
30,000
99.161

cp005328
55,000
99.161

cp005512
65,000
99.161

cp005862
60,000
99.161

cp006147
65,000
99.161

cp006887
40,000
99.161

cp007327
25,000
99.161

cp007445
160,000
99.161

cp007605
60,000
99.161

cp007615
95,000
99.161

cpx01401
10,000
99.161

cpx01402
115,000
99.161

cpx01403
10,000
99.161

cpx04086
25,000
99.161

cpx04310
35,000
99.161

cpx04396
45,000
99.161

cx000002
40,000
99.161

cx000015
115,000
99.161

cx000030
25,000
99.161

cx000038
95,000
99.161

cx000043
940,000
99.161

cx000091
25,000
99.161

cx000154
15,000
99.161